Exhibit 99.1

UNITED MARITIME GROUP, LLC
UNITED MARITIME GROUP FINANCE CORP.
601 S. Harbour Island Blvd.
Tampa, FL 33602

LETTER OF TRANSMITTAL
FOR 11 3/4% SENIOR SECURED NOTES DUE 2015

THE EXCHANGE OFFER WILL EXPIRE AT   P.M., NEW YORK CITY TIME, ON           , 2010, UNLESS EXTENDED (THE “EXPIRATION DATE”). TENDERS MAY BE WITHDRAWN PRIOR TO  P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE

Exchange Agent:
Wells Fargo Bank, National Association.

By Facsimile (for Eligible Institutions only):
(612) 667-6282
Attn. Bondholder Communications

For Information or Confirmation by telephone:
(800) 344-5128, Option 0

By Registered or Certified Mail:

WELLS FARGO BANK, N.A.
Corporate Trust Operations
MAC N9303-121
PO Box 1517
Minneapolis, MN 55480

By Regular Mail or Overnight Courier:

WELLS FARGO BANK, N.A.
Corporate Trust Operations
MAC N9303-121
Sixth & Marquette Avenue
Minneapolis, MN 55479

In Person by Hand Only:

WELLS FARGO BANK, N.A.
12th Floor — Northstar East Building
Corporate Trust Operations
608 Second Avenue South
Minneapolis, MN 55479

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

The undersigned acknowledges receipt of the Prospectus dated          , 2010 (the “Prospectus”) of United Maritime Group, LLC, a Florida limited liability company (the “Company”), and United Maritime Group

Finance Corp., a Delaware corporation (“Finance Corp.,” and, together with the Company, the “Issuers”), and this Letter of Transmittal, which may be amended from time to time (this “Letter”), which together constitute the Issuers’

offer (the “Exchange Offer”) to exchange for each $1,000 in principal amount of their outstanding 11 3/4% Senior Secured Notes due 2015 (the “Initial Notes”), issued and sold in a transaction exempt from registration under the Securities Act of 1933, as amended, $1,000 in principal amount of their 11 3/4% Senior Secured Notes due 2015 (the “Exchange Notes”); provided that no notes of $2,000 or less shall be accepted in part.

The undersigned has completed, executed and delivered this Letter to indicate the action he, she or it desires to take with respect to the Exchange Offer.

All holders of Initial Notes who wish to tender their Initial Notes must, prior to the Expiration Date: (1) complete, sign, date and mail or otherwise deliver this Letter to the Exchange Agent, in person or to the address set forth above; and (2) tender his or her Initial Notes or, if a tender of Initial Notes is to be made by book-entry transfer to the account maintained by the Exchange Agent at The Depository Trust Company (the “Book-Entry Transfer Facility”), confirm such book-entry transfer (a “Book-Entry Confirmation”), in each case in accordance with the procedures for tendering described in the Instructions to this Letter. Holders of Initial Notes whose certificates are not immediately available, or who are unable to deliver their certificates or Book-Entry Confirmation and all other documents required by this Letter to be delivered to the Exchange Agent on or prior to the Expiration Date, must tender their Initial Notes according to the guaranteed delivery procedures set forth under the caption “The Exchange Offer — How to Tender” in the Prospectus. (See Instruction 1).

The Instructions included with this Letter must be followed in their entirety. Questions and requests for assistance or for additional copies of the Prospectus or this Letter may be directed to the Exchange Agent, at the address listed above.

PLEASE READ THE ENTIRE LETTER OF TRANSMITTAL, INCLUDING
THE INSTRUCTIONS TO THIS LETTER OF TRANSMITTAL, CAREFULLY
BEFORE CHECKING ANY BOX BELOW

Capitalized terms used in this Letter and not defined herein shall have the respective meanings ascribed to them in the Prospectus.

List in Box 1 below the Initial Notes of which you are the holder. If the space provided in Box 1 is inadequate, list the certificate numbers and principal amount of Initial Notes on a separate SIGNED schedule and affix that schedule to this Letter.

BOX 1 TO BE COMPLETED BY ALL TENDERING HOLDERS
Principal
		Principal	Amount of
Name(s) and Address(es) of Registered Holder(s)	Certificate	Amount of	Initial Notes
(Please Fill in if Blank)	Number(s)(1)	Initial Notes	Tendered(2)

Totals:

(1) Need not be completed if Initial Notes are being tendered by book-entry transfer.
(2) Unless otherwise indicated, the entire principal amount of Initial Notes represented by a certificate or Book-Entry Confirmation delivered to the Exchange Agent will be deemed to have been tendered. In addition, no notes of $2,000 or less shall be accepted in part.

Ladies and Gentlemen:

Upon the terms and subject to the conditions of the Exchange Offer, the undersigned tenders to the Issuers the principal amount of Initial Notes indicated above. Subject to, and effective upon, the acceptance for exchange of the Initial Notes tendered with this Letter, the undersigned exchanges, assigns and transfers to, or upon the order of, the Issuers all right, title and interest in and to the Initial Notes tendered.

The undersigned constitutes and appoints the Exchange Agent as his, her or its agent and attorney-in-fact (with full knowledge that the Exchange Agent also acts as the agent of the Issuers) with respect to the tendered Initial Notes, with full power of substitution, to: (a) deliver certificates for such Initial Notes; (b) deliver Initial Notes and all accompanying evidence of transfer and authenticity to or upon the order of the Issuers upon receipt by the Exchange Agent, as the undersigned’s agent, of the Exchange Notes to which the undersigned is entitled upon the acceptance by the Issuers of the Initial Notes tendered under the Exchange Offer; and (c) receive all benefits and otherwise exercise all rights of beneficial ownership of the Initial Notes, all in accordance with the terms of the Exchange Offer. The power of attorney granted in this paragraph shall be deemed irrevocable and coupled with an interest.

The undersigned hereby represents and warrants that he, she or it has full power and authority to tender, exchange, assign and transfer the Initial Notes tendered hereby and that the Issuers will acquire good and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim. The undersigned will, upon request, execute and deliver any additional documents deemed by the Issuers to be necessary or desirable to complete the assignment and transfer of the Initial Notes tendered.

The undersigned agrees that acceptance of any tendered Initial Notes by the Issuers and the issuance of Exchange Notes in exchange therefor shall constitute performance in full by the Issuers of their obligations under the registration rights agreement (as described in the Prospectus) and that, upon the issuance of the Exchange Notes, the Issuers will have no further obligations or liabilities thereunder (except in certain limited circumstances set forth therein). By tendering Initial Notes, the undersigned certifies that (i) any Exchange Notes received by the undersigned will be acquired in the ordinary course of its business, (ii) at the time of commencement of the Exchange Offer, the undersigned had no arrangements or understanding with any person to participate in the distribution of the Initial Notes or the Exchange Notes within the meaning of the Securities Act, (iii) the undersigned is not an “affiliate,” as defined in Rule 405 of the Securities Act, of the Issuers or if it is an affiliate, the undersigned will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable, (iv) if the undersigned is not a broker-dealer, it is not engaged in, and does not intend to engage in, the distribution of the Exchange Notes, and (v) if the undersigned is a broker-dealer, it will receive Exchange Notes for its own account in exchange for Initial Notes that were acquired as a result of market-making activities or other trading activities and it will deliver a prospectus in connection with any resale of such Exchange Securities; however, by so acknowledging and by delivering a prospectus, the undersigned will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

☐	CHECK HERE IF YOU ARE A BROKER-DEALER WHO ACQUIRED THE INITIAL NOTES FOR YOUR OWN ACCOUNT AS A RESULT OF MARKET MAKING ACTIVITIES OR OTHER TRADING ACTIVITIES AND WISH TO RECEIVE 10 ADDITIONAL COPIES OF THE PROSPECTUS AND 10 COPIES OF ANY AMENDMENTS OR SUPPLEMENTS THERETO.

☐	CHECK HERE IF YOU ARE NOT SUCH A BROKER-DEALER BUT ARE A QUALIFIED INSTITUTIONAL BUYER OR OTHERWISE RECEIVED THE INITIAL SECURITIES IN A TRANSACTION OR SERIES OF TRANSACTIONS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND WISH TO RECEIVE 10 ADDITIONAL COPIES OF THE PROSPECTUS AND 10 COPIES OF ANY AMENDMENTS OR SUPPLEMENTS THERETO.

Name:

Address:

The undersigned understands that the Issuers may accept the undersigned’s tender by delivering written notice of acceptance to the Exchange Agent, at which time the undersigned’s right to withdraw such tender will terminate.

All authority conferred or agreed to be conferred by this Letter shall survive the death or incapacity of the undersigned, and every obligation of the undersigned under this Letter shall be binding upon the undersigned’s heirs, personal representatives, successors and assigns. Tenders may be withdrawn only in accordance with the procedures set forth in the Instructions contained in this Letter.

Unless otherwise indicated under “Special Delivery Instructions” below, the Exchange Agent will deliver Exchange Notes (and, if applicable, a certificate for any Initial Notes not tendered but represented by a certificate also encompassing Initial Notes which are tendered) to the undersigned at the address set forth in Box 1.

The undersigned acknowledges that the Exchange Offer is subject to the more detailed terms set forth in the Prospectus and, in case of any conflict between the terms of the Prospectus and this Letter, the Prospectus shall prevail.

☐	CHECK HERE IF TENDERED INITIAL NOTES ARE BEING DELIVERED BY BOOK-ENTRY TRANSFER MADE TO THE ACCOUNT MAINTAINED BY THE EXCHANGE AGENT WITH A BOOK-ENTRY TRANSFER FACILITY AND COMPLETE THE FOLLOWING:

Name of Tendering Institution:

Account Number:

Transaction Code Number:

☐	CHECK HERE IF TENDERED INITIAL NOTES ARE BEING DELIVERED PURSUANT TO A NOTICE OF GUARANTEED DELIVERY PREVIOUSLY SENT TO THE EXCHANGE AGENT AND COMPLETE THE FOLLOWING:

Name(s) of Registered Owner(s):

Date of Execution of Notice of Guaranteed Delivery:

Window Ticket Number (if available):

Name of Institution which Guaranteed Delivery:

PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY
BOX 2

PLEASE SIGN HERE
WHETHER OR NOT INITIAL NOTES ARE BEING
PHYSICALLY TENDERED HEREBY

X

X
(Signature(s) of Owner(s) or Authorized Signatory)	(Date)

Area Code and Telephone Number:

This box must be signed by registered holder(s) of Initial Notes as their name(s) appear(s) on certificate(s) for Initial Notes, or by person(s) authorized to become registered holder(s) by endorsement and documents transmitted with this Letter. If signature is by a trustee, executor, administrator, guardian, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below. (See Instruction 3)

Name(s):

(Please Print)

Capacity:

Address:
(Include Zip Code)

Signature(s) Guaranteed by
an Eligible Institution:
(If required by Instruction 3)

(Authorized Signature)

(Title)

(Name of Firm)

BOX 3
PAYOR’S NAME: Wells Fargo Bank, National Association.
SUBSTITUTE Form W-9	PAYEE INFORMATION (please print or type) Individual or business name: Check appropriate box: ☐ Individual/Sole Proprietor ☐ Corporation ☐ Partnership
☐ Other ☐ Exempt from backup withholding

Address (number, street and apt. or suite no.):

City, state and ZIP code:

Request for Taxpayer Identification Number and Certification	PART I: TAXPAYER IDENTIFICATION NUMBER (“TIN”)
Enter your TIN below. For individuals, your TIN is your social security number. Sole proprietors may enter either their social security number or their employer identification number. If you are a limited liability company that is disregarded as an entity separate from your owner, enter your owner’s social security number or employer identification number, as applicable. For other entities, your TIN is your employer identification number.
Social security number: ☐ ☐ ☐ – ☐ ☐ – ☐ ☐ ☐ OR Employer identification number: ☐ ☐ – ☐ ☐ ☐ ☐ ☐ ☐
☐ Applied For

Department of the Treasury Internal Revenue Service	PART II: CERTIFICATION

Certification Instructions: You must cross out item 2 below if you have been notified by the Internal Revenue Service (the “IRS”) that you are currently subject to backup withholding because of underreporting interest or dividends on your tax return. However, if after being notified by the IRS that you were subject to backup withholding you received another notification from the IRS that you are no longer subject to backup withholding, do not cross out item 2.

Under penalties of perjury, I certify that:

(1) The number shown on this form is my correct TIN or a TIN has not been issued to me and either (a) I have mailed or delivered an application to receive a TIN to the appropriate IRS Center or Social Security Administration Office, or (b) I intend to mail or deliver an application in the near future. I understand that if I do not provide my TIN to the payor, a portion of all reportable payments made to me by the payor will be withheld until I provide my TIN to the payor and that, if I do not provide my TIN to the payor within 60 days of submitting this Substitute Form W-9, such retained amounts shall be remitted to the IRS as backup withholding.

(2) I am not subject to backup withholding because: (a) I am exempt from backup withholding, (b) I have not been notified by the IRS that I am subject to backup withholding as a result of a failure to report all interest or dividends or (c) the IRS has notified me that I am no longer subject to backup withholding.

(3) I am a U.S. person (including a U.S. resident alien).

THE INTERNAL REVENUE SERVICE DOES NOT REQUIRE YOUR CONSENT TO ANY PROVISION OF THIS DOCUMENT OTHER THAN THE CERTIFICATIONS REQUIRED TO AVOID BACKUP WITHHOLDING.

Signature:	Date:

BOX 4
SPECIAL ISSUANCE INSTRUCTIONS
(See Instructions 3 and 4)

To be completed ONLY if certificates for Initial Notes in a principal amount not exchanged, or Exchange Notes, are to be issued in the name of someone other than the person whose signature appears in Box 2, or if Initial Notes delivered by book-entry transfer which are not accepted for exchange are to be returned by credit to an account maintained at the Book-Entry Transfer Facility other than the account indicated above.

Issue and deliver:
(check appropriate boxes)

☐  Initial Notes not tendered

☐	Exchange Notes, to:

Name(s)
(Please Print)

Address:

Please complete the Substitute Form W-9 at Box 3 Tax I.D. or Social Security Number:

BOX 5
SPECIAL DELIVERY INSTRUCTIONS
(See Instructions 3 and 4)

To be completed ONLY if certificates for Initial Notes in a principal amount not exchanged, or Exchange Notes, are to be sent to someone other than the person whose signature appears in Box 2 or to an address other than shown in Box 1.

Deliver:
(check appropriate boxes)

☐  Initial Notes not tendered

☐  Exchange Notes, to:

Name:
(Please Print)

Address:

INSTRUCTIONS

Forming Part of the Terms and Conditions of the Exchange Offer

1.  Delivery of this Letter and Certificates.  Certificates for Initial Notes or a Book-Entry Confirmation, as the case may be, as well as a properly completed and duly executed copy of this Letter and any other documents required by this Letter, must be received by the Exchange Agent at one of its addresses set forth herein on or before the expiration of the Exchange Offer on the Expiration Date. The method of delivery of this Letter, certificates for Initial Notes or a Book-Entry Confirmation, as the case may be, and any other required documents is at the election and risk of the tendering holder, but except as otherwise provided below, the delivery will be deemed made when actually received by the Exchange Agent. If delivery is by mail, the use of registered mail with return receipt requested, properly insured, is suggested.

Holders whose Initial Notes are not immediately available or who cannot deliver their Initial Notes or a Book-Entry Confirmation, as the case may be, and all other required documents to the Exchange Agent on or before the Expiration Date may tender their Initial Notes pursuant to the guaranteed delivery procedures set forth in the Prospectus. Pursuant to such procedure: (i) tender must be made by or through an Eligible Institution (as defined in the Prospectus under the caption “The Exchange Offer — How to Tender”); (ii) prior to the expiration of the Exchange Offer on the Expiration Date, the Exchange Agent must have received from the Eligible Institution a properly completed and duly executed Notice of Guaranteed Delivery (by facsimile transmission, mail or hand delivery) (x) setting forth the name and address of the holder, the description of the Initial Notes and the principal amount of Initial Notes tendered, (y) stating that the tender is being made thereby and (z) guaranteeing that, within three business days after the date of execution of such Notice of Guaranteed Delivery, this Letter together with the certificates representing the Initial Notes or a Book-Entry Confirmation, as the case may be, and any other documents required by this Letter will be deposited by the Eligible Institution with the Exchange Agent; and (iii) this Letter, the certificates for all tendered Initial Notes or a Book-Entry Confirmation, as the case may be, as well as all other documents required by this Letter, must be received by the Exchange Agent within three business days after the date of execution of such Notice of Guaranteed Delivery, all as provided in the Prospectus under the caption “The Exchange Offer — How to Tender.”

All questions as to the validity, form, eligibility (including time of receipt), acceptance and withdrawal of tendered Initial Notes will be determined by the Issuers, whose determination will be final and binding. The Issuers reserve the absolute right to reject any or all tenders that are not in proper form or the acceptance of which, in the opinion of the Issuers’ counsel, would be unlawful. The Issuers also reserve the right to waive any irregularities or defects or conditions of tender as to particular Initial Notes. All tendering holders, by execution of this Letter, waive any right to receive notice of acceptance of their Initial Notes.

Neither the Issuers, the Exchange Agent nor any other person shall be obligated to give notice of defects or irregularities in any tender, nor shall any of them incur any liability for failure to give any such notice.

2.  Partial Tenders; Withdrawals.  If less than the entire principal amount of any Initial Note evidenced by a submitted certificate or by a Book-Entry Confirmation is tendered, the tendering holder must fill in the principal amount tendered in the fourth column of Box 1 above, provided, however, that no notes of $2,000 or less shall be accepted in part. All of the Initial Notes represented by a certificate or by a Book-Entry Confirmation delivered to the Exchange Agent will be deemed to have been tendered unless otherwise indicated. A certificate for Initial Notes not tendered will be sent to the holder, unless otherwise provided in Box 5, as soon as practicable after the Expiration Date, in the event that less than the entire principal amount of Initial Notes represented by a submitted certificate is tendered (or, in the case of Initial Notes tendered by book-entry transfer, such non-exchanged Initial Notes will be credited to an account maintained by the holder with the Book-Entry Transfer Facility).

If not yet accepted, a tender pursuant to the Exchange Offer may be withdrawn prior to the Expiration Date; or for Book-Entry Transfer Facility participants, each holder wishing to withdraw a tender must comply with the Book-Entry Transfer Facility’s operating procedures for electronic tenders and the Exchange Agent must receive an electronic notice of withdrawal from the Book-Entry Transfer Facility, as the case may be. To be effective with respect to the tender of Initial Notes, a written or facsimile transmission of notice of withdrawal must: (i) be received by the Exchange Agent at the address indicated above before the Issuers notify the Exchange Agent that it has accepted the tender of Initial Notes pursuant to the Exchange Offer; (ii) specify the name of the person named in this Letter as having tendered the Initial Notes; (iii) contain a description of the Initial Notes to be withdrawn (including the certificate numbers shown on the particular certificates evidencing such Initial Notes and the principal amount, which must be an authorized denomination, of Initial Notes represented by such certificates or, in the case of Initial Notes transferred by book-entry transfer, the name and number of the account at the Book-Entry Transfer Facility to be credited); (iv) a statement that such holder is withdrawing his, her or its election to have such Initial Notes exchanged; (v) the name of the registered holder of such Initial Notes; and (vi) be signed by the holder in the same manner as the original signature on this Letter (including any required signature guarantee) or be accompanied by evidence satisfactory to the Issuers that the person withdrawing the tender has succeeded to the beneficial ownership of the Initial Notes being withdrawn.

3.  Signatures on this Letter; Assignments; Guarantee of Signatures.  If this Letter is signed by the holder(s) of Initial Notes tendered hereby, the signature must correspond with the name(s) as written on the face of the certificate(s) for such Initial Notes, without alteration, enlargement or any change whatsoever.

If any of the Initial Notes tendered hereby are owned by two or more joint owners, all owners must sign this Letter. If any tendered Initial Notes are held in different names on several certificates, it will be necessary to complete, sign and submit as many separate copies of this Letter as there are names in which certificates are held.

If this Letter is signed by the holder of record and (i) the entire principal amount of the holder’s Initial Notes are tendered and/or (ii) untendered Initial Notes, if any, are to be issued to the holder of record, then the holder of record need not endorse any certificates for tendered Initial Notes, nor provide a separate bond power. In any other case, the holder of record must transmit a separate bond power with this Letter.

If this Letter or any certificate or assignment is signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing and proper evidence satisfactory to the Issuers of their authority to so act must be submitted, unless waived by the Issuers.

Signatures on this Letter must be guaranteed by an Eligible Institution, unless Initial Notes are tendered: (i) by a holder who has not completed the Box entitled “Special Issuance Instructions” or “Special Delivery Instructions” on this Letter; or (ii) for the account of an Eligible Institution. In the event that the signatures in this Letter or a notice of withdrawal, as the case may be, are required to be guaranteed, such guarantees must be by an eligible guarantor institution which is a member of The Securities Transfer Agents Medallion Program (STAMP), The New York Stock Exchanges Medallion Signature Program (MSP) or The Stock Exchanges Medallion Program (SEMP) (collectively, “Eligible Institutions”). If Initial Notes are registered in the name of a person other than the signer of this Letter, the Initial Notes surrendered for exchange must be endorsed by, or be accompanied by a written instrument or instruments of transfer or exchange, in satisfactory form as determined by the Issuers, in their sole discretion, duly executed by the registered holder with the signature thereon guaranteed by an Eligible Institution.

4.  Special Issuance and Delivery Instructions.  Tendering holders should indicate, in Box 4 or 5, as applicable, the name and address to which the Exchange Notes or certificates for Initial Notes not exchanged are to be issued or sent, if different from the name and address of the person signing this Letter. In the case of issuance in a different name, the taxpayer identification number of the person named must also be indicated. Holders tendering Initial Notes by book-entry transfer may request that Initial Notes not exchanged be credited to such account maintained at the Book-Entry Transfer Facility as such holder may designate.

5.  Taxpayer Identification Number.

Under U.S. federal income tax laws, payments made by the Issuers on account of Exchange Notes issued pursuant to the Exchange Offer may be subject to back-up withholding (currently at a rate of 28%). In order to prevent back-up withholding, each tendering holder must provide the Exchange Agent with his or her correct taxpayer identification number (“TIN”), which, in the case of a holder who is an individual, is his or her social security number. If the Exchange Agent is not provided with the correct TIN, the holder may be subject to a $50 penalty imposed by the Internal Revenue Service (“IRS”). In addition, each tendering holder must complete the “Substitute Form W-9” in Box 3 certifying that the TIN provided is correct (or that the holder is awaiting a TIN) and that: (i) the holder has not been notified by the Internal Revenue Service that he or she is subject to back-up withholding as a result of failure to report all interest or dividends; (ii) the IRS has notified the holder that he or she is no longer subject to back-up withholding; or (iii) certify in accordance with the “Substitute Form W-9” that such holder is exempt from back-up withholding.

Certain holders (including, among others, all corporations and certain foreign individuals) are exempt from these back-up withholding and reporting requirements. To prevent possible erroneous back-up withholding, an exempt U.S. holder must check the appropriate box under “Payee Information,” enter its correct TIN in Part I of the Substitute Form W-9, and sign and date the form. See the Substitute Form W-9 in Box 3 for additional instructions. In order for a nonresident alien or foreign entity to qualify as exempt, such person must submit a completed IRS Form W-8BEN (or other applicable IRS form), signed under penalties of perjury attesting to such exempt status. Such forms may be obtained from the Exchange Agent.

If you do not have a TIN, check the box “Applied For” in Part I of the Substitute Form W-9 and sign and date the form. If you do not provide your TIN to the payor within 60 days, back-up withholding will begin and continue until you furnish your TIN to the payor. Note: Checking the “Applied For” box in Part I of the Substitute Form W-9 indicates that you have already applied for a TIN or that you intend to apply for one in the near future.

If you have any questions concerning the Substitute Form W-9 or any information required therein, please contact the Exchange Agent, as payor.

6.  Transfer Taxes.  The Issuers will pay all transfer taxes, if any, applicable to the transfer of Initial Notes to them or their order pursuant to the Exchange Offer. If, however, the Exchange Notes or certificates for Initial Notes not exchanged are to be delivered to, or are to be issued in the name of, any person other than the record holder, or if tendered certificates are recorded in the name of any person other than the person signing this Letter, or if a transfer tax is imposed by any reason other than the transfer of Initial Notes to the Issuers or their order pursuant to the Exchange Offer, then the amount of such transfer taxes (whether imposed on the record holder or any other person) will be payable by the tendering holder. If satisfactory evidence of payment of taxes or exemption from taxes is not submitted with this Letter, the amount of transfer taxes will be billed directly to the tendering holder.

Except as provided in this Instruction 6, it will not be necessary for transfer tax stamps to be affixed to the certificates listed in this Letter.

7.  Waiver of Conditions.  The Issuers reserve the absolute right to amend or waive, in whole or in part at any time, or from time to time, prior to the expiration of the Exchange Offer, other than the receipt of necessary governmental approvals which may be waived after the expiration of the Exchange Offer, any of the specified conditions in the Exchange Offer in the case of any Initial Notes tendered.

8.  Mutilated, Lost, Stolen or Destroyed Certificates.  Any holder whose certificates for Initial Notes have been mutilated, lost, stolen or destroyed should contact the Exchange Agent at the address indicated above, for further instructions.

9.  Requests for Assistance or Additional Copies.  Questions relating to the procedure for tendering, as well as requests for additional copies of the Prospectus or this Letter, may be directed to the Exchange Agent.

Important:  This Letter (together with certificates representing tendered Initial Notes or a Book-Entry Confirmation and all other required documents) must be received by the Exchange Agent, or the guaranteed delivery procedures must be complied with, on or before the Expiration Date (as defined in the Prospectus).